STOCK AND WARRANT PURCHASE AGREEMENT

         THIS STOCK AND WARRANT PURCHASE AGREEMENT (this "Agreement") is made as of October 19, 2000, by and among EBIZ ENTERPRISES, INC., a Nevada corporation (the "Company"), THE CANOPY GROUP, INC., a Utah corporation (the "Purchaser") and JEM VENTURES EBIZ, LLC, a Delaware limited liability company (the "Seller").

                                    RECITALS:

          A. Purchaser desires to purchase 2,500,000 shares of the issued and outstanding common stock of the Company (the "Shares");

          B. Seller holds a debenture (the "Debenture") issued by the Company that is convertible into shares of the Company's common stock;

          C. Company desires to cause the holder of the Debenture to convert the Debenture in accordance with its terms, and benefits from such conversion as a result of a decrease in Company debt and release of certain collateral securing the Debenture.

          D. In order to accomplish the foregoing, the parties hereto hereby make and enter into this Agreement.

                                   AGREEMENT:

         The parties hereby agree as follows:

         1.       PURCHASE AND SALE OF COMMON STOCK AND WARRANT

                  1.1 Purchase and Sale of Common Stock. Subject to the terms and conditions of this Agreement, at the Closing, Purchaser agrees to purchase from Seller and Seller agrees to sell to Purchaser the Shares for the purchase price of $1.00 per share (the "Purchase Price"), for an aggregate purchase price of $2,500,000, payable by wire transfer.

                  1.2 Issuance of Warrants. Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue to Purchaser warrants to purchase 850,000 shares of the common stock of the Company at $1.00 per share and warrants to purchase an aggregate of 500,000 shares of Common Stock of the Company at $1.10 per share (the "Warrants") and shall execute warrant agreements in the forms attached hereto as Exhibit A and Exhibit B (collectively, the "Warrant Agreements"). The shares of common stock issued to Purchaser pursuant to the Warrant Agreements shall be hereinafter referred to as the "Warrant Shares."

                  1.3      Closing; Deliveries.
                           -------------------

                           (a) The  purchase and sale of the Shares and Warrants
shall take place at the offices of Purchaser on or before October 20, 2000, or at such other time and place as the parties may mutually agree, orally or in writing (which time and place are designated as the "Closing").

                           (b) At the  Closing,  Purchaser  shall  cause  a wire
transfer in the amount of the Purchase Price to be made to a bank account designated in writing by Seller.

                           (c) At the  Closing,  Seller  shall  deliver  written
instructions for the conversion of portions of principal of the Debenture in exchange for the Shares together with written instructions authorizing and directing the Company to transfer the Shares into Purchaser's name on the books of the Company.

                           (d) At the  Closing,  the  Company  shall  deliver to
Purchaser the executed Warrant Agreements.

                           (e) At the Closing,  the Company and Purchaser  shall
execute an investors' rights agreement in the form attached hereto as Exhibit C (the "Investor Rights Agreement"). ---------

         2.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

         As an inducement for the Purchaser to purchase the Shares, such purchase being of material benefit to the Company, the Company hereby represents, warrants and covenants to Purchaser as of the date of this Agreement and as of Closing, the following:

                  2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole or on the consummation of any of the transactions contemplated by this Agreement (a "Material Adverse Effect").

                  2.2 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Warrant Agreements and the Investor's Rights Agreement (this Agreement, the Warrant Agreements and the Investor's Rights Agreement are collectively referred to herein as the "Transaction Agreements"), the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Warrant Shares have been taken or will be taken prior to the Closing. Each of the Transaction Agreements has been duly and validly executed and delivered by the Company and each Transaction Agreement constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws.

                  2.3 Valid Issuance of Securities. The Shares, when issued upon conversion of the Debenture as specified above, will be validly issued, fully paid and nonassessable and free of restrictions on transfer. The Warrants and the Warrant Shares, when sold, issued and delivered in accordance with the terms hereof for the consideration expressed herein, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws. Based in part upon the representations of Purchaser in this Agreement, the Warrants and the Warrant Shares will be issued in compliance with applicable federal securities and state securities laws.

                  2.4      Capitalization.
                           --------------

                           (a) Authorized  and  Outstanding  Capital Stock.  The
authorized capital stock of the Company consists of: 70,000,000 shares of common stock and 5,000,000 shares of preferred stock of which 22,596,544 shares of common stock and 7,590 shares of preferred stock, designated as Series A 10% Convertible Preferred are outstanding or have been designated to be issued by the Company. The Company has outstanding stock options to purchase 1,507,450 shares of common stock and anticipates issuing additional options to purchase 5,400,000 shares of common stock. The Company has outstanding warrants to purchase 5,308,254 shares of common stock. The Company has assumed debentures outstanding that will be converted, with accrued interest, into 2,509,810 shares of common stock in January 2001 and has outstanding the Debenture, which is convertible into common stock at variable prices. The exercise price for each of such outstanding options, warrants and debentures is accurately set forth on
Schedule 2.4(a) hereto.

                           (b) No Other Rights.  Except as disclosed on Schedule
2.4(b) hereto, there are no preemptive, subscription, "call," right of first refusal or other similar rights to acquire any capital stock or other voting securities of the Company or any of its subsidiaries that have been issued or granted to any person and no other obligations of the Company or any of its subsidiaries to issue, grant, extend or enter into any security, option, warrant, "call," right, commitment, agreement, arrangement or undertaking with respect to any of their respective capital stock.

                           (c)  Subsidiaries.  Schedule  2.4(c) hereto lists all
the subsidiaries of the Company. Except as disclosed on Schedule 2.4(c) hereto, the Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, unincorporated business organization, association, trust or other business entity.

                  2.5 Reporting Company Status/Share Registration. The Company has registered its common stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has registered the Shares for resale by the Seller pursuant to the applicable provision of the Securities Act of 1933, as amended ("Securities Act") and the rules and regulations thereunder and has caused the registration statement related to the Shares to be declared effective by the Securities and Exchange Commission ("Commission"). Upon issuance, the certificate representing the Shares will be issued free of any restrictive legend thereon.

                  2.6 Recent Stock Issuances. Schedule 2.6 hereto sets forth (i) all issuances and sales by the Company since January 1, 2000, of its capital stock, and other securities convertible into or exercisable or exchangeable for capital stock of the Company, (ii) the amount of such securities sold, including the amount of any underlying shares of capital stock, (iii) purchaser thereof, and (iv) the amount paid therefor.

                  2.7 Issuance of Additional Stock, Options or Warrants. Notwithstanding anything to the contrary contained in this Agreement, the Company agrees that if it issues, during the next 18 months after Closing, any additional common stock or warrants or options to purchase any additional common stock of the Company (excluding common stock underlying any outstanding debentures, options, warrants, convertible securities or the like), and if the purchase price of the common stock or the strike or exercise price for the warrants or options is less than the Purchase Price (the "Lesser Price"), then the Company shall forthwith either (i) issue additional shares of common stock to Purchaser sufficient to increase the number of shares Purchaser receives under this Agreement to the amount it would have received if the Purchase Price had been equal to the Lesser Price, or (ii) refund the difference in cash to Purchaser.

                  2.8 Non-contravention. Except as set forth on Schedule 2.8, the execution and delivery by the Company of the Transaction Agreements, the issuance of the Shares, the issuance of the Warrants and the consummation by the Company of the other transactions contemplated hereby and thereby, do not, and compliance with the provisions of the Transaction Agreements will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Company or any of its subsidiaries under, or result in the termination of, or require that any consent be obtained or any notice be given with respect to, (i) the Certificate of Incorporation or Bylaws of the Company or the comparable charter or organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, contract or other agreement, instrument or permit applicable to the Company or any of its subsidiaries or their respective properties or assets, or (iii) any law applicable to, or any judgment, decree or order of any court or government body having jurisdiction over, the Company or any of its subsidiaries or any of their respective properties or assets.

                  2.9 Approvals. No authorization, approval or consent of any court or public or governmental authority is required to be obtained by the Company for the purchase and sale of the Shares or the issuance of the Warrants, except such authorizations, approvals and consents as have been obtained by the Company prior to the date hereof.

                  2.10 Commission Filings. The Company has properly and timely filed with the Commission all reports, proxy statements, forms and other documents required to be filed with the Commission under the Exchange Act since January 2000 (the "Commission Filings"). As of their respective dates, (i) the Commission Filings complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such Commission Filings, and (ii) none of the Commission Filings contained at the time of its filing any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Filings, as of the dates of such documents, were true and complete in all material respects and complied with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (except in the case of unaudited statements permitted under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that in the aggregate are not material and to any other adjustment described therein).

                  2.11  Absence  of  Certain  Changes.  Except as  disclosed  in
Schedule 2.11, since the most recent date of the financial statements contained in the Commission Filings, there has not occurred any change, event, development or condition in the business, financial condition, prospects or results of operations of the Company and the subsidiaries, having or reasonably likely to have a Material Adverse Effect and the Company and its subsidiaries have conducted their respective businesses only in the ordinary course.

                  2.12 Full Disclosure. There is no fact known to the Company (other than general economic or industry conditions known to the public generally) that has not been disclosed in writing to Purchaser that (i) reasonably could be expected to have a Material Adverse Effect on the Company,
(ii) reasonably could be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to the Transaction Agreements or (iii) reasonably affect Purchaser's decision to purchase the Shares.

                  2.13 Absence of Litigation. Except as set forth on Schedule 2.13, there are (i) no suits, actions or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, (ii) no complaints, lawsuits, charges or other proceedings pending or, to the knowledge of the Company, threatened in any forum by or on behalf of any present or former employee of the Company or any of its subsidiaries, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any applicable law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship, and (iii) no judgments, decrees, injunctions or orders of any court or other governmental entity or arbitrator outstanding against the Company or any subsidiary.

                  2.14 Absence of Events of Default. No "Event of Default" (as defined in any agreement or instrument to which the Company is a party) and no event which, with notice, lapse of time or both, would constitute an Event of Default (as so defined), has occurred and is continuing.

                  2.15 Financial Statements; No Undisclosed Liabilities. The Company has delivered to Purchaser true and complete copies of the audited balance sheets of the Company as of June 30, 2000 and 1999, and the related audited statements of income, changes in stockholders' equity and cash flows for the fiscal year then ended including the related notes and schedules thereto (the "Financial Statements"). The Financial Statements are complete and correct in all material respects, have been prepared in accordance with GAAP, and fairly present the financial position, results of operations and cash flows of the Company as of the dates and for the periods indicated. For purposes hereof, the balance sheet of the Company as of June 30, 2000 is hereinafter referred to as the "Balance Sheet" and June 30, 2000 is hereinafter referred to as the "Balance Sheet Date." The Company has no indebtedness, obligations or liabilities of any material nature (whether accrued, absolute, contingent or otherwise, and whether due or to become due), which was not fully reflected in, reserved against or otherwise described in the Balance Sheet or the notes thereto or incurred in the ordinary course of business consistent with the Company's past practices since the Balance Sheet Date.

                  2.16  Compliance with Laws;  Permits.  Each of the Company and its subsidiaries is in compliance with all laws, rules, regulations, codes, ordinances and statutes (collectively, "Laws") applicable to it or to the conduct of its business. The Company possesses all material permits, approvals, authorizations, licenses, certificates and consents from all public and governmental authorities which are necessary to conduct its business.

                  2.17 Related Party Transactions. Except as set forth in the Commission Filings, neither the Company nor any of its officers, directors or "Affiliates" (as such term is defined in Rule 12b-2 under the Exchange Act) nor any family member of any officer, director or Affiliate of the Company has borrowed any moneys from or has outstanding any indebtedness or other similar obligations to the Company or any of the subsidiaries. Except as set forth in the Commission Filings, neither the Company nor any of its officers, directors or Affiliates nor any family member of any officer, director or Affiliate of the Company (i) owns any direct or indirect interest constituting more than a 1% equity (or similar profit participation) interest in, or controls or is a director, officer, partner, member or employee of, or consultant or lender to or borrower from, or has the right to participate in the profits of, any person or entity which is (a) a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company or any subsidiary, (b) engaged in a business related to the business of the Company or any subsidiary, or (c) a participant in any transaction to which the Company or any subsidiary is a party or (ii) is a party to any contract, agreement, commitment or other arrangement with the Company or any subsidiary.

                  2.18 Intellectual Property. The Company owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted. The Company has all right, title and interest in all of the Intangibles, free and clear of any and all liens, security interests or other encumbrances. The Company is not infringing upon or in conflict with any right of any other person with respect to any Intangibles. Except as disclosed on Schedule 2.13 hereto,
(i) no claims have been asserted by any individual, partnership, corporation, unincorporated organization or association, limited liability company, trust or other entity (collectively, a "Person") contesting the validity, enforceability, use or ownership of any Intangibles, and the Company has no knowledge of any basis for such claim, and (ii) neither the Company nor the subsidiaries has any knowledge of infringement or misappropriation of the Intangibles by any third party.

                  2.19 Contracts. All contracts, agreements, notes, instruments, franchises, leases, licenses, commitments, arrangements or understandings, written or oral (collectively, "Contracts") which are material to the business and operations of the Company and the subsidiaries are in full force and effect and constitute legal, valid and binding obligations of the Company and the subsidiaries and, to the best knowledge of the Company, the other parties thereto; the Company and the subsidiaries and, to the best knowledge of the Company, each other party thereto, have performed in all material respects all obligations required to be performed by them under the Contracts, and no material violation or default exists in respect thereof, nor any event that with notice or lapse of time, or both, would constitute a default thereof, on the part of the Company and the subsidiaries or, to the best knowledge of the Company, any other party thereto; none of the Contracts is currently being renegotiated; and the validity, effectiveness and continuation of all Contracts will not be materially adversely affected by the transactions contemplated by this Agreement.

                  2.20 Registration Rights. Except as set forth on Schedule 2.20, no Person has, and as of the Closing, except as provided in the Investors' Rights Agreement, no Person shall have, any demand, "piggy-back" or other rights to cause the Company to file any registration statement under the Securities Act, relating to any of its securities or to participate in any such registration statement.

                  2.21 Business Plan. Any business information of the Company previously submitted to Purchaser in any form, including the projections contained therein, was prepared by the senior management of the Company in good faith and is based on assumptions that the Company believes are reasonable. Except as disclosed in writing to Purchaser, the Company is not aware of any fact or condition that could reasonably be expected to result in the Company not achieving the results described in such business plan.

                  2.22 Note Repayment. Within seven days of the Closing, Company shall repay the indebtedness plus all accrued interest owed to Purchaser by Company in the original principal amount of $500,000 and by LinuxMall, Inc. in the original principal amount of $500,000. Purchaser agrees to extend the term of payment of each note representing such indebtedness to the date seven days from the Closing.

                  2.23 Board Representation. So long as Purchaser holds at least 1,875,000 of the Shares purchased under this Agreement or the Warrants (adjusted for stock splits, stock dividends, recapitalization and similar capital adjustments), Purchaser shall have the right to designate a person with the approval of the Company which approval shall not be unreasonably withheld who shall be appointed a member to the Company's Board of Directors. Upon designation, Company shall cause such designee to be appointed to the Board of Directors and shall use its best efforts to cause such designee (or successor designee) to be reelected to as a member of the Board of Directors of the Company. Upon exercise of Purchaser's right of designation, the Company may increase the number of members of its Board of Directors by one from the then existing total or may appoint such designee to fill any vacancy in the existing Board of Directors. The initial person designated by Purchaser is Ransom Love, who has also been designated to serve as a member of the Company's Board of Directors by Caldera Systems, Inc. In the event that Ransom Love declines or fails to serve as Purchaser's designee, or in the event Purchaser determines to designate a different person, then the designee shall be such other person as Purchaser shall designate with the approval of the Company which approval shall not be unreasonably withheld. The designation of a person other than Ransom Love by Purchaser shall not affect or alter the rights of Caldera Systems, Inc. to continue to designate Ransom Love to serve as a member of the Board of Directors of the Company.

                  2.24 No Misrepresentation. No representation or warranty of the Company contained in this Agreement or any of the other Transaction Agreements, any schedule, annex or exhibit hereto or thereto or any agreement, instrument or certificate furnished by the Company to Purchaser pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         3.       REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents, warrants and covenants to the Company and the Purchaser as of the date of this Agreement and as of Closing, the following:

                  3.1 Authorization. All action on the part of Seller and its managers and members as necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of Seller hereunder have been taken or will be taken prior to the Closing.

                  3.2 Ownership. Seller owns all right, title and interest in and to the Shares and the sale and transfer of the Shares to Purchaser in accordance with the terms of this Agreement shall be free and clear of any liens, security interests or other encumbrances, including any restrictions on transfer imposed by federal or state securities law.

         4.       REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents, warrants and covenants to the Company and the Seller as of the date of this Agreement and as of Closing, the following:

                  4.1  Authorization.  All  corporate  action  on  the  part  of
Purchaser,   its  officers,   directors  and  shareholders   necessary  for  the
authorization, execution and delivery of the Transaction Agreements, the performance of all obligations of Purchaser hereunder and thereunder has been taken or will be taken prior to the Closing.

                  4.2 Purchase Entirely for Own Account; Ability to Bear Risk. This Agreement is made with Purchaser in reliance upon Purchaser's representation to the Company, which by Purchaser's execution of this Agreement, Purchaser hereby confirms, that the Warrants and the Warrant Shares will be acquired for investment for Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Purchaser further represents that it has not been formed for the specific purpose of acquiring the Warrants or the Warrant Shares, and Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Warrants or any portion of the Warrant Shares. Purchaser's present financial condition is such that it is under no present or contemplated future need to dispose of the Warrants or Warrant Shares, or any portion thereof to satisfy any existing or contemplated undertaking, need, or indebtedness. Purchaser is capable of bearing the economic risk and the burden of this venture, including, but not limited to, the possibility of the complete loss of the purchase amount and the limited transferability of the Warrants and the Warrant Shares, which may make the liquidation of the Warrants and the Warrant Shares impossible for the indefinite future.

                  4.3 Restricted Securities. Purchaser understands that the Warrants and the Warrant Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser's representations as expressed herein. Purchaser understands that the Warrants and Warrant Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Warrants and the Warrant Shares may be resold without registration under the Securities Act only in certain limited circumstances.

                  4.4 Legends. Purchaser understands that the Warrants and the Warrant Shares, and any securities issued in respect thereof or exchange therefor, may bear a restrictive legend in substantially the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS IN RELIANCE UPON CERTAIN EXEMPTIONS FROM REGISTRATION, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR
                  DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR UNLESS THE COMPANY RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

In addition, the Warrants and the Warrant Shares, and any securities issued in respect thereof or exchange therefor, may bear any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the Warrants or the Warrant Shares represented by the certificate so legended.

                  4.5 Accredited Investor. Purchaser is an accredited investor as defined in Rule 501 (a) of Regulation Dpromulgated under the Securities Act.

                  4.6 Knowledge and Experience. Purchaser is experienced in evaluating and making speculative investments, and has the capacity to protect its interests in connection with the purchase of the Warrants and the Warrant Shares. Purchaser has such knowledge and experience in financial and business matters in general, and investments in particular, that it is capable of evaluating the merits and risks of its purchase of the Warrants and the Warrant Shares.

                  4.7 Manner of Sale. Purchaser has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of this transaction. At no time was Purchaser presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general advertising.

         5.       CONDITIONS OF PURCHASER'S OBLIGATIONS AT CLOSING

         The obligations of Purchaser to the Company and Seller under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

                  5.1 Representations and Warranties. The representations and warranties of the Company and the Seller contained in Sections 2 and 3, respectively, shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

                  5.2 Performance. The Company and the Seller shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                  5.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and transfer of the Shares and the issuance of the Warrants pursuant to this Agreement shall be obtained and effective as of the Closing.

                  5.4 Warrant Agreements. The Company shall have executed and delivered the Warrant Agreements, in substantially the form attached hereto as Exhibit A and Exhibit B.
---------     ---------

                  5.5  Investor's  Rights  Agreement.  The Company and Purchaser
shall  have  executed  and  delivered  the  Investor's  Rights   Agreement,   in
substantially the form attached hereto as Exhibit C.
                                          ---------

         6.       CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING

         The obligations of the Company to Purchaser and Seller under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

                  6.1 Representations and Warranties. The representations and warranties of Seller and Purchaser contained in Sections 3 and 4, respectively, shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                  6.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed by Purchaser and Seller on or prior to the Closing shall have been performed or complied with in all material respects.

                  6.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and transfer of the Shares and the issuance of the Warrants pursuant to this Agreement shall be obtained and effective as of the Closing.

                  6.4 Debenture Modification. The Company and Seller have executed and delivered the letter agreement, in substantially the form attached hereto as Exhibit D.
         ---------

         7.       CONDITIONS OF THE SELLER'S OBLIGATIONS AT CLOSING

         The obligations of the Seller to the Company and Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

                  7.1 Representations and Warranties. The representations and warranties of the Company and Purchaser contained in Sections 2 and 4, respectively, shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                  7.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed by the Company and Purchaser on or prior to the Closing shall have been performed or complied with in all material respects.

                  7.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and transfer of the Shares and the issuance of the Warrants pursuant to this Agreement shall be obtained and effective as of the Closing.

         8.       MISCELLANEOUS

                  8.1 Survival of Warranties. Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company and Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

                  8.2 Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  8.3 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Utah, without giving effect to principles of conflicts of law.

                  8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                  8.5 Expenses. Each party to this Agreement shall pay its own expenses incurred with respect to this Agreement, the documents referred to herein and the transactions contemplated hereby and thereby, irrespective of whether such transactions are consummated; provided, however, that if the transactions are consummated, Company shall reimburse Purchaser up to $5,000 of its legal fees incurred in the transaction.

                  8.6 Attorney's Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  8.7 Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

                  8.8 Other Agreements. Except as specifically set forth in this Agreement, no provision herein shall adversely affect or be deemed a waiver of the provisions of any other agreement of the parties or their rights and obligation as set forth in such agreements.

                  8.9 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to the parties at the addresses specified below their respective signatures, or to such other addresses as the parties may specify in writing from time to time.

         [Signature page follows]

         IN WITNESS WHEREOF, the parties have executed this Stock and Warrant Purchase Agreement as of the date first written above.

                                         COMPANY:

                                         EBIZ ENTERPRISES, INC.


                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                         Address:      15695 North 83rd Way
                                                       Scottsdale, Arizona 85260


                                         SELLER:

                                         JEM VENTURES EBIZ, LLC


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                         Address: 600 Central Avenue, Suite 214
                                                  Highland Park, Illinois  60035


                                         PURCHASER:

                                         THE CANOPY GROUP, INC.


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                         Address: 240 West Center Street
                                                  Orem, Utah 84057

                                    EXHIBIT A

                                WARRANT AGREEMENT

                                    EXHIBIT B

                                WARRANT AGREEMENT

                                    EXHIBIT C

                           INVESTOR'S RIGHTS AGREEMENT

                                    EXHIBIT D

                      LETTER AGREEMENT REGARDING DEBENTURE